EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated November 5, 2001 except as to the reverse split described in
Note 1 which is as of December 17, 2001, relating to the financial statements and financial schedules of American United Global, Inc. which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.





                 /s/ PriceWaterhouseCoopers LLP
                     Portland, Oregon
                     January 3, 2001